Warburg Pincus Global Post Venture Fund

Common Shares

        One Year                 ((00,000.00/10,000)'pp'1/1 -1)                     =  0.00%
        Three Year               ((00,000.00/10,000)'pp'1/3 -1)                     =  0.00%
        Five Year                ((00,000.00/10,000)'pp'1/5 -1)                     =  0.00%
        From Inception           ((09,720.00/10,000)'pp'1/.08767 -1)                = 27.67%

Series 2 Shares

        One Year                 ((00,000.00/10,000)'pp'1/1 -1)                     =  0.00%
        Three Year               ((00,000.00/10,000)'pp'1/3 -1)                     =  0.00%
        Five Year                ((00,000.00/10,000)'pp'1/5 -1)                     =  0.00%
        From Inception           ((09,720.00/10,000)'pp'1/.08767 -1)                = 27.67%

